EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-59771 on Form S-8 of Franklin Electric Co. Inc. of our report dated June 27, 2012 appearing in this Annual Report on Form 11-K of Franklin Electric Directed Investment Salary Plan for the year ended December 31, 2011.

/s/ Crowe Horwath LLP
South Bend, Indiana
June 27, 2012